NEW RETAIL CONCEPTS, INC.
                             2975 Westchester Avenue
                            Purchase, New York 10577

       PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 17,1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints NEIL COLE and GARY KLEIN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of New Retail Concepts, Inc. (the "Company") on Monday, August 17, 1998, at the Company, 2975 Westchester Avenue, Purchase New York 10577 or at any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   Adoption of Agreement and Plan of Merger  between the Company and Candie's,
     Inc.

                  |_| FOR        |_| AGAINST       |_| ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before meeting.

                                    (Continued and to be signed on reverse side)








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THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS  GIVEN ABOVE. IF NO
INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

Dated: ____________, 1998

Please sign exactly as name appears hereon. When shares are hold by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, if a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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                                    Signature


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                            Signature of held jointly


     Please mark, sign, date and return this proxy card promptly using the enclosed envelope.